UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Act of 1934

Date of Report (Date of earliest event reported): September 26, 2007

EL CAPITAN PRECIOUS METALS, INC.
(Exact name of registrant as specified in its charter)

Nevada	333-56262	88-0482413
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1325 Airmotive Way, Suite 276, Reno, NV	89502
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (775) 786-6444

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Filed by El Capitan Precious Metals, Inc.
pursuant to Rule 425 under the Securities Act of 1933
Subject Company: Gold and Minerals Company, Inc.
Subject Company Commission File No. 2-50918

Item 5.02  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On September 26, 2007, the Board of Directors of El Capitan Precious Minerals, Inc. (the “Company” or “ECPN”) appointed Donald W. Gentry and Marvin K. Kaiser to the Company’s Board of Directors.

Dr. Gentry, age 64, served as President, Chief Executive Officer, Chairman and Director of PolyMet Mining Corporation from 1998 to his retirement in 2003. Dr. Gentry is a retired Professor Emeritus of the Colorado School of Mines, having served that institution from 1972 to 1998 as Professor, Department Head and Dean of Engineering. Dr. Gentry currently serves on the Boards of Constellation Copper Corporation, Gryphon Gold Corporation and Golden Gryphon Explorations. Dr. Gentry previously served as a director of Santa Fe Pacific Gold Corporation, Newmont Mining Corporation, and Newmont Gold Company. In 1993, Dr. Gentry was elected President of the Society for Mining, Metallurgy and Exploration, Inc. and in 1996 as President of each of the American Institute of Mining, Metallurgical and Petroleum Engineers and the National Academy of Engineering. Dr. Gentry holds degrees from University of Illinois (B.S. in Mining Engineering, 1965), University of Nevada (M.S. in Mining Engineering, 1967), and University of Arizona (Ph.D. in Mining Engineering, 1972).

Mr. Kaiser, age 65, served as the Executive Vice President and Chief Administrative Officer of The Doe Run Company, an international natural resource company focused on the mining, smelting, recycling and fabrication of metals, from December 1993 to February 2006. Prior to that, from 1989 to 1993, he served as the Chief Financial Officer of Amax Gold Inc., an NYSE listed company. Mr. Gentry also served as Chief Financial Officer of Olympic Mining Corporation from 1984 to1989 and Ranchers Exploration from 1969 to 1984. Mr. Kaiser serves as a director of Apollo Gold Corporation, Constellation Copper Corporation and Uranium Resources Inc. and formerly was a member of the Board of New West Gold Corporation until its recent acquisition by Fronteer Development. Mr. Kaiser graduated from Southern Illinois University with a Bachelor of Science in Accounting in 1963. He has sat on the SIU - Carbondale School of Accountancy Advisory Board from 1988 to Present, and served as Chair during 2005-2006. He currently sits on the Board of the Southern Illinois Foundation. Mr. Kaiser also authored the Annual Silver Review for the Engineering & Mining Journal for 16 years.

Upon their appointment to the Board, each of Dr. Gentry and Mr. Kaiser were granted options to purchase 100,000 shares of the Company’s common stock at $0.57 per share, the closing price of the Company’s common stock on September 26, 2007, the date of their appointment. The options vest in two equal installments on January 1, 2008 and January 1, 2009. Dr. Gentry and Mr. Kaiser have not yet been appointed to serve on any committees of the Board.

On September 26, 2007 Mr. Charles Mottley, the Company’s Chairman of the Board of Directors, informed the Board of his resignation from the offices of director and Chairman of the Board of Directors, effective September 26, 2007. On September 26, 2007, the Board of Directors appointed Kenneth Pavlich, the Company’s President and Chief Executive Officer, as Acting Chairman of the Board of Directors effective upon Mr. Mottley’s resignation.

 Additional Information About Our Proposed Merger and Where to Find It

An offer of securities in the United States pursuant to a business combination transaction will only be made through a prospectus which is part of an effective registration statement filed with the Securities and Exchange Commission (the “SEC”). In connection with a proposed merger of ECPN and Gold and Minerals Co., Inc. (G&M”), in the event the parties enter into a definitive merger agreement and pursue the transaction, ECPN will file a registration statement on Form S-4, which will constitute a proxy statement of G&M that also constitutes a prospectus of ECPN, and other documents with the SEC. Such registration statement, however, is not currently available. SHAREHOLDERS ARE URGED TO READ THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4 AND OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC, INCLUDING THE PROXY STATEMENT/PROSPECTUS THAT WILL BE PART OF THE DEFINITIVE REGISTRATION STATEMENT ON FORM S-4, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT ECPN, G&M AND THE PROPOSED MERGER. Once filed, shareholders and investors will be able to obtain these documents, as well as other filings containing information about ECPN and G&M, without charge at the SEC’s website (http://www.sec.gov). Copies of filings made by ECPN will also be available, without charge, once they are filed with the SEC by directing a request to ECPN’s Investor Relations at (775) 201-0168 or info@elcapitanpmi.com.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press release dated September 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EL CAPITAN PRECIOUS METALS, INC.

Date: October 2, 2007	By:	/s/ R. William Wilson
R. William Wilson
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description of Document
99.1	Press Release dated September 27, 2007